Exhibit 24

POWERS OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Peter D. Griffith and Robert L. Breslow as the true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-2 Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company and the Registration Statement on Form SB-2 by FedFirst Financial Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application and the Registration Statement on Form SB-2 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Date

/s/ Peter D. Griffith Peter D. Griffith President, Chief Executive Officer and Director (principal executive officer) FedFirst Financial Corporation	December 17, 2004
/s/ Robert L. Breslow Robert L. Breslow Senior Vice President and Chief Financial Officer and Director (principal accounting and financial officer) FedFirst Financial Corporation	December 17, 2004
/s/ John M. McGinley John M. McGinley Director FedFirst Financial Corporation	December 17, 2004
/s/ Joseph U. Frye Joseph U. Frye Director FedFirst Financial Corporation	December 17, 2004
/s/ John J. LaCarte John J. LaCarte Director FedFirst Financial Corporation	December 17, 2004
/s/ Jack M. McGinley Jack M. McGinley Director FedFirst Financial Corporation	December 17, 2004
/s/ Richard B. Boyer Richard B. Boyer Director FedFirst Financial Corporation	December 17, 2004